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                                                                  EXHIBIT 10.118

                                LEASE AGREEMENT

     THIS AGREEMENT, entered into the 20th day of May, 1996 between GULF ATLANTIC INVESTMENT GROUP, INC., a Florida corporation, with its office at 1901 West Cypress Creek Boulevard, Second Floor, Fort Lauderdale, Florida 33309, hereinafter called the lessor, and REGIONAL BENEFITS INSURANCE SERVICES, a California corporation, as lessee.

     WITNESSETH, that the said lessor does this day lease unto said lessee, and said lessee does hereby hire and take as tenant under said lessor the premises described as suite number 100, at Gulf Atlantic Center, 1901 West Cypress Creek Boulevard, Fort Lauderdale, Florida 33309. This lease is an all-inclusive, full-service lease, including furniture, phone (lessee responsible for phone bills), file cabinets, conference room, and computer system support. The term of this Agreement is to be co-terminus with the Producer-Company Agreement dated May 15, 1996, between Regional Benefits Insurance Services and Gulf Atlantic Management Group (attached hereto as Exhibit "A") beginning the first day of June, 1996, and ending with the termination of the Producer-Company Agreement between Regional Benefits Insurance Services and Gulf Atlantic Management Group (Exhibit "A" hereto), for an agreed rental pursuant to the schedule set forth in Exhibit "E" attached hereto. A security deposit equal to one month's rent shall be payable upon execution of the Agreement and be returned to Lessee upon termination of the lease. In all instances of termination of the Producer Agreement, this Lease Agreement will also terminate unless all parties mutually agree in writing to the contrary. Payment is due on June 1, 1996 and continuing on the first of each and every month for the term of the lease as provided in this paragraph.

     1. The lessee shall not assign this lease, nor sublet the premises, or any part thereof, nor make any alternations therein, and all additions thereto, without the written consent of the lessor, and all additions, fixtures or improvements which may be made by lessee, except movable office furniture and equipment owned by lessee, shall become the property of the lessor and remain upon the premises as a part thereof, and be surrendered with the premises at the termination of this lease.

     2. All personal property placed or moved in the premises above described shall be at the risk of the lessee or owner thereof, and lessor shall not be liable for any damage to said personal property, or to the lessee arising from the busting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the building or of any other person whomsoever.

     3. In the event the premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this agreement, whereby the same shall be rendered untenantable, then the lessor shall have the right to render said premises tenantable by repairs within ninety (90) days therefrom. If said premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this lease, and in the event of such cancellation, the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

     4. The prompt payment of the rent for said premises on the first of each month from and after June 1, 1996, for the term of this lease, and the faithful observance of the rules and regulations set forth in Exhibit "D" attached hereto, and which are hereby made a part of this covenant, and of such other and further rules or regulations as may be hereafter made by the lessor, are the conditions upon which the lease is made and accepted and any failure on the part of the lessee to comply with the terms of said lease, or any of said rules and regulations now in existence, or which may be

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hereafter prescribed by the lessor, shall, at the option of the lessor, work a forfeiture of this contract, and all of the rights of the lessee hereunder.

     5. If the lessee shall abandon or vacate said premises before the end of the term of this lease and cease making the lease payments, the lessor may, at his option, forthwith cancel this lease or he may enter said premises as the agent of the lessee, and re-let the premises with or without any furniture that may be therein, as the agent of the lessee, at such price and upon such terms and for such duration of time as the lessor may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by lessor over and above the expenses to lessor in such re-letting, the said lessee shall pay any deficiency, and if more than the full rental is realized lessor will pay over to said lessee the excess of demand.

     6. In the event of any dispute arising out of this lease, it is agreed between lessor and lessee that the prevailing party be awarded reasonable costs and reasonable attorneys' fees in prosecuting or defending said action.

     7. The lessor, or any of his agents, shall have the right to enter said premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said building.

     8. Lessee hereby accepts the premises in the condition they are in at the beginning of this lease and agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this agreement, and to make good to said lessor immediately upon demand, any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of said premises, or of the building, caused by any act or neglect of lessee, or of any person or persons in the employ or under the control of the lessee.

     9. If the lessee shall become insolvent or if bankruptcy proceedings shall be begun before the end of said term, the lessor is hereby irrevocably authorized at its option, to forthwith cancel this lease, as for a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without effecting lessor's rights as contained in this contract, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above-described property by virtue of this contract.

     10. This contract shall bind the lessor and its assigns or successors, and the heirs, assigns, administrators, legal representatives, executors or successors, as the case may be, of the lessee.

     11. It is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

     12. It is understood and agreed between the parties hereto that written notice mailed or delivered to the lessor and lessee as follow shall constitute sufficient notice to the parties to comply with the terms of this contract:

          Lessee's Notice Address:       6200 Canoga Avenue
                                         Woodland Hills, California 91367-2402

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          Lessor's Notice Address:       1901 West Cypress Creek Road, 2nd Floor
                                         Fort Lauderdale, Florida 33309-1864

     13. It is hereby understood and agreed that lessee may place signs and advertising according to building standards. However, lessee shall first submit a proposal for said signs and advertising to lessor for approval.

     14. Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     15. Execution and facsimile signature shall be deemed to be the same as the original and the parties agree to deliver immediately by overnight messenger the original signatures of the parties hereto.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease or have caused the same to be executed as of the day and year first above written.

Signed, sealed and delivered in the presence of:

LESSOR:                                       LESSEE:

Gulf Atlantic Investment Group, Inc.,         Regional Benefits Insurance
a Florida corporation                         Services, a California corporation



By:__________________________________         By:______________________________
     Mark S. Sanz                                  James Kemper Hindes
     Vice President                                Vice President

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